UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2005
Date of Report (Date of earliest event reported)

FORTUNE PARTNERS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1050 West Pender Street Vancouver, British Columbia, Canada	V6E 3S7
(Address of principal executive offices)	(Zip Code)

(604) 714-3660
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

Effective on June 27, 2005 the Board of Directors of Fortune Partners, Inc. ("Fortune") unanimously resolved: (i) to issue a share dividend to Fortune's shareholders on a 3.75 new share for 1 old share basis; and (ii) as a consequence thereof, increased the authorized capital of Fortune from 100,000,000 to 375,000,000 shares of common stock, with the par value of such shares remaining at $0.001 per share, and, furthermore, to file a Certificate of Change with the Nevada Secretary of State in conjunction with Fortune's resulting increase in authorized capital and share split arising from the share dividend.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements Of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FORTUNE PARTNERS, INC.
DATE: June 27, 2005	By: /s/ Paul D. Brock Paul D. Brock
President, Chief Executive Officer and Principal Executive Officer